Exhibit 99.1

Blueknight Energy Partners, L.P.
Announces Commencement of Rights Offering

TULSA, Okla, October 3, 2011 -- Blueknight Energy Partners, L.P. (NASDAQ: BKEP) (“BKEP” or the “Partnership”), a midstream energy company focused on providing integrated services for companies engaged in the production, distribution and marketing of crude oil, asphalt and other petroleum products, today announced that it has commenced its previously-announced rights offering. The Partnership has distributed, at no charge, to the common unitholders of record as of the close of business on September 27, 2011 (the “Record Date”) 0.5412 freely-tradable rights (each a “Right” and collectively the “Rights”) for every common unit owned on the Record Date. Each whole Right entitles the holder thereof to acquire, for an exercise price of $6.50, a newly-issued Series A Preferred Unit of the Partnership (the “Basic Subscription Right”). In addition, holders of the Rights will be entitled, subject to limitations, to subscribe for additional Series A Preferred Units that remain unsubscribed as a result of any unexercised Basic Subscription Rights at a subscription price of $6.50 per unit, as described more fully in the prospectus supplement that the Partnership filed with the Securities and Exchange Commission on September 27, 2011.

The Rights will begin trading on the NASDAQ Global Market on October 3, 2011 under the symbol “BKEPR” and can be traded until the close of business on October 31, 2011, the expiration date of the rights offering, unless the rights offering is extended. Any Rights that are not exercised on or before October 31, 2011, unless the rights offering is extended, will expire and have no further value.  The rights offering will be made only by means of the prospectus supplement, which the Partnership filed with the Securities and Exchange Commission on September 27, 2011.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release may include forward-looking statements. Statements included in this release that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. These risks and uncertainties include, among other things, uncertainties relating to the impact of the refinancing of the Partnership’s debt and recapitalization of its partnership interests upon the price of its common units, the Partnership’s future cash flows and operations, pending legal proceedings, future market conditions, current and future governmental regulation, future taxation and other factors discussed in the Partnership’s filings with the SEC. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Blueknight Energy Partners, L.P.

BKEP owns and operates a diversified portfolio of complementary midstream energy assets consisting of approximately 8.1 million barrels of crude oil storage located in Oklahoma and Texas, approximately 6.7 million barrels of which are located at the Cushing Oklahoma Interchange, approximately 1,285 miles of crude oil pipeline located primarily in Oklahoma and Texas, approximately 300 crude oil transportation and oilfield services vehicles deployed in Kansas, Colorado, New Mexico, Oklahoma and Texas and approximately 7.4 million barrels of combined asphalt product and residual fuel oil storage located at 45 terminals in 22 states. BKEP provides integrated services for companies engaged in the production, distribution and marketing of crude oil, asphalt and other petroleum products. BKEP is based in Oklahoma City, Oklahoma and Tulsa, Oklahoma. For more information, visit the Partnership’s web site at www.bkep.com.

Contact:

BKEP Investor Relations
918-237-4032
investor@bkep.com

or

BKEP Media Contact:
Brent Gooden (405) 715-3232 or (405) 818-1900